FORM OF
                       AMENDMENT DATED ____________, 1998
                                  TO SCHEDULE A

                          TO THE DISTRIBUTION AGREEMENT
                             DATED FEBRUARY 26, 1998

                                     BETWEEN
                                 ABN AMRO FUNDS

                                       AND
                          FIRST DATA DISTRIBUTORS, INC.


Pursuant to the Introduction, Paragraph 4, Schedule A to the Distribution Agreement is amended to include Small Cap Value Fund under the heading Equity Funds.



         ABN AMRO FUNDS                          FIRST DATA DISTRIBUTORS, INC.

         By: ________________                    By: __________________________

         Title: _______________                  Title: _______________________